Exhibit 10.1

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”) is entered into as of July 23, 2024, between Allegro MicroSystems, Inc., a Delaware corporation (the “Company”) and Sanken Electric Co., Ltd., a Japanese corporation (“Seller”). Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Section 15.

WHEREAS, as of June 28, 2024, there were outstanding 193,836,578 shares of common stock, $0.01 par value per share, of the Company (“Common Shares”);

WHEREAS, as of the date hereof, Seller is the record and beneficial owner of 98,500,097 Common Shares, representing approximately 51% of the outstanding Common Shares as of June 28, 2024;

WHEREAS, Seller desires to sell to the Company, and the Company desires to purchase from Seller, 38,767,315 Common Shares (the “Repurchased Shares”), representing 20% of the outstanding Common Shares as of June 28, 2024 on the terms and conditions set forth herein;

WHEREAS, the audit committee (the “Audit Committee”) of the board of directors of the Company (the “Company Board”), consisting solely of independent and disinterested directors of the Company Board, has evaluated the transactions contemplated by this Agreement and the related Financing Transactions (as defined below) pursuant to the Company’s related person transaction policy and the Audit Committee’s charter;

WHEREAS, the Audit Committee has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the First Repurchase (as defined below) and the Second Repurchase (as defined below), are advisable, fair to, and in the best interests of, the Company and the holders of Common Shares, and (ii) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the First Repurchase and the Second Repurchase and the other transactions contemplated hereby and thereby upon the terms and subject to the conditions contained herein;

WHEREAS, the Company Board (acting upon the recommendation of the Audit Committee and without the vote of the interested members of the Board) has (i) determined that this Agreement and the transactions contemplated hereby, including the First Repurchase, the Second Repurchase and the related Financing Transactions are advisable, fair to, and in the best interests of, the Company and the holders of Common Shares, (ii) declared this Agreement and the transactions contemplated hereby and the related Financing Transactions advisable and (iii) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the First Repurchase, the Second Repurchase and related Financing Transactions and the other transactions contemplated hereby and thereby upon the terms and subject to the conditions contained herein;

WHEREAS, in order to finance the purchase of a portion of the Repurchased Shares contemplated by this Agreement (the “First Repurchase”), the Company will conduct an underwritten offering of newly issued Common Shares (the “Newly Issued Shares”) registered with the U.S. Securities and Exchange Commission (the “Registered Equity Offering”) prior to the First Closing (as defined below);

WHEREAS, in order to finance the subsequent purchase of the remaining Repurchased Shares (the “Second Repurchase” and together with the First Repurchase, the “Repurchase”), the Company may incur incremental term loans under (and in accordance with the terms of) its existing credit facility (the “Incremental Term Loans” and, together with the Registered Equity Offering, the “Financing Transactions”) prior to the Second Closing (as defined below); and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement of the willingness of the Company to enter into this Agreement, the Company and Seller have entered into the Second Amended and Restated Stockholders Agreement of the Company in the form attached hereto as Exhibit A (the “Stockholders Agreement”), and Seller has delivered a fully executed copy of the Stockholders Agreement to the Company, to be automatically effective as of and contingent upon the First Closing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       Purchase and Sale of the Repurchased Shares. Upon the terms and subject to the conditions set forth in this Agreement:

(a)   at the closing of the First Repurchase (the “First Closing”), the Company hereby agrees to purchase from Seller, and Seller hereby agrees to sell, convey, assign and transfer to the Company, all right, title and interest in and to the First Closing Repurchased Shares, free and clear of any Liens and any other limitations or restrictions; and

(b)   at the closing of the Second Repurchase (the “Second Closing”), the Company hereby agrees to purchase from Seller, and Seller hereby agrees to sell, convey, assign and transfer to the Company, all right, title and interest in and to the Second Closing Repurchased Shares, free and clear of any Liens and any other limitations or restrictions.

2.       Purchase Price.

(a)   In consideration for the First Closing Repurchased Shares, at the First Closing, the Company shall deliver to Seller, in cash (in United States dollars), an aggregate amount (the “First Closing Purchase Price”) equal to (x) the number of First Closing Repurchased Shares, multiplied by (y) the Net Public Offering Price Per Share. The “Net Public Offering Price Per Share” means (i) the initial offering price to the public per Newly Issued Share in the Registered Equity Offering as set forth on the cover page of the final prospectus supplement for the

Registered Equity Offering, minus (ii) the amount of the underwriting discount to the underwriters in the Registered Equity Offering per Newly Issued Share.

(b)   In consideration for the Second Closing Repurchased Shares, the Company shall deliver to Seller, in cash (in United States dollars), an aggregate amount (the “Second Closing Purchase Price”) equal to (x) the number of Second Closing Repurchased Shares, multiplied by (y) the Net Public Offering Price Per Share.

3.       Transaction Costs and Expenses. Seller hereby agrees to bear (and to the extent requested by the Company and not netted pursuant to Section 4, promptly reimburse the Company for) all costs and expenses incurred and documented by the Company in connection with the transactions contemplated by this Agreement and the Financing Transactions, including the consideration, evaluation, negotiation and consummation of such transactions, and including the Facilitation Fee, commissions and discounts (to the extent not taken into account in the determination of the Net Public Offering Price Per Share), disbursements, costs and transaction expenses (collectively, “Transaction Costs and Expenses”). For the avoidance of doubt and without limitation, Transaction Costs and Expenses shall include all registration and filing fees, all printing costs, all fees and expenses of the Company’s transfer agent, Computershare Trust Company, N.A. (the “Transfer Agent”), all sales, use, documentary, registration, transfer, deed taxes, conveyance fees, recording charges and similar taxes, fees and charges (including, all excise taxes (including under Section 4501 of the Code) imposed on or with respect to the Repurchase and the Financing Transactions (as reasonably determined by the Company)) and all fees and expenses of counsel, accountants, financial advisors or other professional advisors of the Company. In the event that any payment by Seller to the Company pursuant to this Section 3 is subject to any deduction or withholding of any tax, Seller agrees to pay such additional amounts to the Company as will result, after such deduction and withholding (including any deduction or withholding with respect to the payment of such additional amounts), in the receipt by the Company of such amounts as the Company would otherwise have been entitled to receive under this Section 3 in the absence of any such withholding or deduction.

4.       Closing. The First Closing and the Second Closing shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 or remotely by the exchange of signature pages for executed documents, as promptly as practicable (but no earlier than one Business Day, in the case of the First Closing, and no later than one Business Day, in the case of the Second Closing), in each case after satisfaction or, to the extent permissible, waiver by the party or parties entitled to the benefit of the conditions set forth in Section 10 applicable to such Closing (other than conditions that by their nature are to be satisfied at such Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at such Closing), or at such other time or place as the Company and Seller may agree in writing. The date on which the First Closing occurs is referred to as the “First Closing Date” and the date on which the Second Closing occurs is referred to as the “Second Closing Date”.

(a)   At the First Closing, Seller shall deliver to the Company:

(i)   materials required to be delivered to effectuate the delivery by Seller on the systems of the Transfer Agent of the First Closing Repurchased Shares to the Company, which shall in no event include a requirement for a medallion signature guarantee;

(ii)   the certificate required to be delivered pursuant to Section 10(a)(iv); and

(iii)   a duly executed IRS Form W-8BEN-E for Seller.

(b)   At the First Closing, the Company shall deliver to Seller:

(i)   by wire transfer(s), to an account or accounts designated by Seller prior to the First Closing (the “Seller Account”), immediately available funds in United States dollars in an aggregate amount equal to the First Closing Purchase Price, net of Transaction Costs and Expenses (to the extent not previously reimbursed by Seller), as set forth on the First Closing Statement (as defined below); and

(ii)   the certificate required to be delivered pursuant to Section 10(b)(v).

(c)   At the Second Closing, Seller shall deliver to the Company:

(i)   materials required to be delivered to effectuate the delivery by Seller on the systems of the Transfer Agent of the Second Closing Repurchased Shares to the Company, which shall in no event include a requirement for a medallion signature guarantee; and

(ii)   the certificate required to be delivered pursuant to Section 10(c)(v).

(d)   At the Second Closing, the Company shall deliver to Seller:

(i)   by wire transfer(s), to the Seller Account, immediately available funds in United States dollars in an aggregate amount equal to the Second Closing Purchase Price, net of Transaction Costs and Expenses (to the extent not previously reimbursed by Seller or netted against the First Closing Purchase Price pursuant to Section 4(b)(i)), as set forth on the Second Closing Statement (as defined below); and

(ii)   the certificate required to be delivered pursuant to Section 10(d)(iv).

5.       Closing Statements.

(a)   Schedule I sets forth an illustrative calculation of the First Closing Purchase Price, the Second Closing Purchase Price and Transaction Costs and

Expenses (the “Sample Closing Statement”). For the avoidance of doubt, the parties acknowledge and agree that the Sample Closing Statement is illustrative only, provided as an example only and any dollar amounts or calculations included in the Sample Closing Statement are not final or binding.

(b)   At least one business day prior to the First Closing, the Company shall provide Seller with a statement, in a format consistent with the Sample Closing Statement, setting forth the Company’s determination of the First Closing Purchase Price and the Transaction Costs and Expenses to be netted against the First Closing Purchase Price (the “Draft First Closing Statement”), which Draft First Closing Statement shall be further updated and provided by the Company to Seller when the Net Public Offering Price Per Share is available (the “First Closing Statement”).

(c)   At least one business day prior to the Second Closing, the Company shall provide Seller with a statement, in a format consistent with the Sample Closing Statement, setting forth the Company’s determination of the Second Closing Purchase Price and Transaction Costs and Expenses to be netted against the Second Closing Purchase Price (the “Second Closing Statement”).

6.       Representations and Warranties of Seller. Seller hereby represents and warrants to the Company as of the date hereof, as of the First Closing Date and as of the Second Closing Date as follows:

(a)   Organization and Qualification. Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Seller has all requisite corporate or other organizational power and authority to conduct its business as presently conducted and, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Seller’s ability to perform its obligations hereunder or under any Transaction Document, is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the conduct of its business requires such qualification.

(b)   Authorization. The execution, delivery and performance by Seller of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby are within Seller’s corporate powers and have been duly authorized by all necessary corporate or other organizational action on the part of Seller. This Agreement has been duly executed and delivered by Seller and each other Transaction Document will be duly executed and delivered by Seller. This Agreement constitutes the valid and legally binding obligation of Seller, and in the case of each other Transaction Document, will constitute the valid and legally binding obligation of Seller, in each case enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (the “Enforceability Exceptions”). No other organizational act or proceeding on the part of Seller is necessary to authorize this Agreement or any Transaction Document to be executed, delivered and performed by Seller or the consummation of the transactions contemplated hereby and thereby.

(c)   Ownership of Repurchased Shares. The Repurchased Shares are duly authorized and validly issued, and Seller is the sole record holder and sole beneficial owner of, and has good and marketable title to, the Repurchased Shares, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote (other than the Stockholders Agreement), sell or otherwise dispose of the Repurchased Shares), and Seller will transfer and deliver to the Company at the applicable Closing valid title to the First Closing Repurchased Shares or Second Closing Repurchase Shares, as applicable, free and clear of any Lien or any other limitation or restriction. None of the First Closing Repurchased Shares or Second Closing Repurchase Shares, as applicable, are subject to any proxy, voting trust or other agreement (other than the Stockholders Agreement) or arrangement with respect to the voting of such First Closing Repurchased Shares or Second Closing Repurchase Shares, as applicable.

(d)   Noncontravention. Neither the execution, delivery and performance by Seller of this Agreement or each other Transaction Document, nor the consummation by Seller of the transactions contemplated hereby or thereby will, or would reasonably be expected to (i) conflict with or result in any breach, violation or infringement of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Seller, (ii) conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under any contract, indenture, lease, sublease, loan agreement or other agreement to which Seller is a party or by which any of Seller’s assets are bound, (iii) violate any Applicable Law or (iv) result in the creation or imposition of any Lien upon the Repurchased Shares, except, in the case of clause (ii) or clause (iii), as would not reasonably be excepted to have, individually or in the aggregate, a material adverse effect on Seller’s ability to perform its obligations hereunder or under any Transaction Document.

(e)   Litigation. To Seller’s knowledge, there is no action, suit, proceeding or investigation pending, or threatened, against Seller which (i) questions the validity of this Agreement, any Transaction Document or the right of Seller to enter into this Agreement or any Transaction Document or (ii) may, either individually or the aggregate, have a material adverse effect on Seller’s ability to perform its obligations hereunder or under any Transaction Document.

7.       Representations and Warranties of the Company. The Company hereby represents and warrants to Seller as of the date hereof, as of the First Closing Date and as of the Second Closing Date as follows:

(a)   Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has all requisite corporate or other organizational power and authority to conduct its business as presently conducted and, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations hereunder or under any Transaction Document, is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the conduct of its business requires such qualification.

(b)   Authorization. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate or other organizational action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and each other Transaction Document will be duly executed and delivered by the Company. This Agreement constitutes the valid and legally binding obligation of the Company, and in the case of each other Transaction Document, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. No other organizational act or proceeding on the part of the Company is necessary to authorize this Agreement or any Transaction Document to be executed, delivered and performed by the Company or the consummation of the transactions contemplated hereby and thereby.

(c)   Noncontravention. Neither the execution, delivery and performance by the Company of this Agreement or each other Transaction Document, nor the consummation by the Company of the transactions contemplated hereby or thereby will, or would reasonably be expected to (i) conflict with or result in any breach, violation or infringement of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of the Company or (ii) violate any Applicable Law, except, in the case of clause (ii), as would not reasonably be excepted to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations hereunder or under any Transaction Document.

(d)   Litigation. To the Company’s knowledge, there is no action, suit, proceeding or investigation pending, or threatened, against the Company which (i) questions the validity of this Agreement, any Transaction Document or the right of the Company to enter into this Agreement or any Transaction Document or (ii) may, either individually or the aggregate, have a material adverse effect on the Company’s ability to perform its obligations hereunder or under any Transaction Document.

8.       Lockup. Seller agrees that, without the prior written consent of the Company, Seller will not, from the date of this Agreement until the date that is fourteen (14) months following the First Closing Date (the “Lock- up Period”), directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise transfer or dispose of, or publicly disclose the intention to make any offer, sale, pledge or disposition of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for, or that represent the right to receive, Common Shares, engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or other derivative transaction or instrument) which is designed to or which could reasonably be expected to lead to or result in a sale, loan, pledge or other disposition or transfer of all or a portion of the economic consequences of ownership of the Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, in each case other than (i) the Repurchased Shares to be sold hereunder solely to the Company; (ii) any other Common Shares that may be sold by Seller solely to the Company; (iii) Common Shares transferred to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect controlled affiliate (as defined under Rule 12b-2 of the Exchange Act) of Seller; provided that Seller shall cause any such controlled affiliate that obtains any Common Shares to be bound by the terms of this Agreement to the fullest extent as if such controlled affiliate were Seller hereunder; and (iv) Seller may enter into a written plan meeting the requirements of Rule 10b5-l under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, for the transfer of Common Shares that does not in any case provide for the transfer of Common Shares during the Lock-up Period; provided that any voluntary or required public filing, report or disclosure regarding such Rule 10b5-1 Plan shall include a statement to the effect that no transfers may be made pursuant to such trading plan during the Lock-Up Period.

9.       Seller Waiver. Seller hereby waives, and agrees to refrain from exercising, any and all rights Seller may have through the Second Closing Date under the Amended and Restated Registration Rights Agreement, dated as of November 2, 2020, by and among the Company, Seller and OEP SKNA, L.P.

10.       Conditions to Closing.

(a)    Conditions to Obligations of the Company (First Closing). The obligations of the Company to consummate the First Closing are subject to the satisfaction, or waiver by the Company, of the following conditions:

(i)   the Registered Equity Offering shall have been consummated;

(ii)   the representations and warranties of Seller set forth in Section 6 shall be true and correct in all material respects as of the date hereof and as of the First Closing Date, as if made at and as of such date, except (A) with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, and (B) where the failure of such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to materially impair Seller’s ability to perform or comply with its obligations under this

Agreement or consummate the transactions contemplated hereby; provided, that the representations and warranties set forth in Section 6(c) shall be true and correct in all respects;

(iii)   the covenants and agreements of Seller to be performed on or before the First Closing Date in accordance with this Agreement shall have been performed in all material respects; and

(iv)   the Company shall have received a certificate, dated as of the First Closing Date and signed on behalf of Seller by an executive officer of Seller, stating that the conditions specified in Section 10(a)(ii) and Section 10(a)(iii) have been satisfied.

(b)   Conditions to Obligations of Seller (First Closing). The obligations of Seller to consummate the First Closing are subject to the satisfaction, or waiver by Seller, of the following conditions:

(i)   the Registered Equity Offering shall have been consummated;

(ii)   Seller’s ownership of 98,500,097 Common Shares represents less than 50% of the outstanding Common Shares on the date of the First Closing;

(iii)   the representations and warranties of the Company set forth in Section 7 shall be true and correct in all material respects as of the date hereof and as of the First Closing Date, as if made at and as of such date, except (A) with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, and (B) where the failure of such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to materially impair the Company’s ability to perform or comply with its obligations under this Agreement or consummate the transactions contemplated hereby;

(iv)   the covenants and agreements of the Company to be performed on or before the First Closing Date in accordance with this Agreement shall have been performed in all material respects; and

(v)   Seller shall have received a certificate, dated as of the First Closing Date and signed on behalf of the Company by an executive officer of the Company, stating that the conditions specified in Sections 10(b)(i)-(iv) have been satisfied.

(c)   Conditions to Obligations of the Company (Second Closing). The obligations of the Company to consummate the Second Closing are subject to the satisfaction, or waiver by the Company, of the following conditions:

(i)   the First Closing shall have been consummated;

(ii)   the Incremental Term Loans shall have been consummated and shall have raised net proceeds of no less than $300,000,000;

(iii)   the representations and warranties of Seller set forth in Section 6 shall be true and correct in all material respects as of the date hereof and as of the Second Closing Date, as if made at and as of such date, except (A) with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, and (B) where the failure of such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to materially impair Seller’s ability to perform or comply with its obligations under this Agreement or consummate the transactions contemplated hereby; provided that the representations and warranties set forth in Section 6(c) shall be true and correct in all respects;

(iv)   the covenants and agreements of Seller to be performed on or before the Second Closing Date in accordance with this Agreement shall have been performed in all material respects; and

(v)   the Company shall have received a certificate, dated as of the Second Closing Date and signed on behalf of Seller by an executive officer of Seller, stating that the conditions specified in Section 10(c)(iii) and Section 10(c)(iv) have been satisfied.

(d)   Conditions to Obligations of Seller (Second Closing). The obligations of Seller to consummate the Second Closing are subject to the satisfaction, or waiver by Seller, of the following conditions:

(i)   the First Closing shall have been consummated;

(ii)   the representations and warranties of the Company set forth in Section 7 shall be true and correct in all material respects as of the date hereof and as of the Second Closing Date, as if made at and as of such date, except (A) with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, and (B) where the failure of such representations and warranties to be true and correct would not reasonably be expected, individually or in the aggregate, to materially impair the Company’s ability to perform or comply with its obligations under this Agreement or consummate the transactions contemplated hereby;

(iii)   the covenants and agreements of the Company to be performed on or before the Second Closing Date in accordance with this Agreement shall have been performed in all material respects; and

(iv)   Seller shall have received a certificate, dated as of the Second Closing Date and signed on behalf of the Company by an executive officer of the Company, stating that the conditions specified in Section 10(d)(ii) and Section 10(d)(iii) have been satisfied.

11.       Termination.

(a)   This Agreement may be terminated at any time by mutual written agreement of the Company and Seller;

(b)   Seller may terminate this Agreement by giving written notice to the Company before the completion of the First Closing or the Second Closing if the conditions under Section 10(b) or 10(d), as applicable, are not satisfied by September 30, 2024 and Seller has not waived such condition(s) in writing; and

(c)    the Company may terminate this Agreement by giving written notice to the Seller before the completion of the First Closing or the Second Closing if the conditions under Section 10(a) or 10(c), as applicable, are not satisfied by September 30, 2024 and the Company has not waived such condition(s) in writing.

12.       Effect of Termination. Subject to this Section 12, in the event of any termination of this Agreement pursuant to Section 11, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any party hereto; provided that nothing contained in this Agreement will relieve any party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, further, that if the First Closing has been consummated, (i) the First Closing shall remain consummated and there shall be no obligation hereunder on the part of any party hereto to unwind the First Closing or otherwise modify the First Repurchase, (ii) Section 8 shall survive such termination and shall remain in effect and (iii) for the avoidance of doubt, there shall be no further obligation of any party hereunder with respect to consummating the Second Closing.

13.       Certain Tax Matters.

(a)   Intended U.S. Tax Treatment. The parties acknowledge and agree that, for U.S. federal income tax purposes and assuming compliance by Seller with Section 13(b), (i) the Repurchase is intended to constitute a distribution in full payment in exchange for the Repurchased Shares within the meaning of Section 302(a) of the Code (a “Redemption Distribution”), and not as a distribution of property to which Section 301 of the Code applies pursuant to Section 302(d) of the Code, and (ii) regardless of whether the Transaction Costs and Expenses are netted against the amount paid by the Company to Seller pursuant to Section 4(b) or Section 4(d) or are separately reimbursed by Seller pursuant to Section 3, the Transaction Costs and Expenses shall be treated as taken into account in the determination of, and to the extent reimbursed by Seller, treated as adjustments to, the aggregate amount paid by the Company to Seller as a Redemption Distribution, and not as a reimbursement or any other type of payment ((i) and (ii) collectively, the “U.S. Intended Tax Treatment”). The parties agree to file all U.S. federal, state and local tax returns in a manner consistent with the U.S. Intended Tax Treatment and, unless otherwise required by a final determination, will not take any position inconsistent with the U.S. Intended Tax Treatment for any U.S. federal, state or local tax purposes.

(b)   Seller U.S. Tax Certificate. Seller agrees that, prior to the First Closing, it shall provide to the Company a certificate, signed by an authorized officer of Seller and reasonably satisfactory to the Company, establishing that the Repurchase will qualify as a “substantially disproportionate” redemption distribution within the meaning of Section 302(b)(2) of the Code.

(c)   Tax Withholding. The Company shall be entitled to deduct and withhold from any amounts payable to Seller hereunder any taxes that the Company is required to so deduct and withhold under Applicable Law; provided that, notwithstanding the foregoing, the Company agrees that, in accordance with the Intended U.S. Tax Treatment and assuming full compliance by Seller with Section 13(b) and delivery by Seller of a W-8BEN-E as required by Section 4(a), it will not withhold any U.S. dividend withholding tax with respect to the Repurchase. The parties agree to use commercially reasonable efforts to cooperate to reduce or eliminate any required deduction or withholding of tax. Any amount so deducted and withheld by the Company shall be treated for all purposes of this Agreement as having been paid to Seller. Seller agrees to indemnify and hold harmless the Company on demand for all taxes (including any interest and penalties and including any U.S. dividend withholding tax) which any taxing authority asserts or determines that the Company was required by Applicable Law to withhold from any payment to Seller but did not in fact withhold.

14.       Miscellaneous.

(a)   Survival. Except as set forth in Section 12, all covenants, representations and warranties made by the parties herein, or in any instrument or other writing provided for herein, shall survive the execution and delivery of this Agreement, the First Closing, the Second Closing and the delivery of the Repurchased Shares to the Company.

(b)   Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

If to the Company:

Allegro MicroSystems, Inc.
955 Perimeter Road
Manchester, New Hampshire, 03103
Attn: Vineet Nargolwala; Sharon Briansky

Email: [***]

With a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Thomas J. Malone; Michael Davis
Email: [***]

If to Seller:

Sanken Electric Co., Ltd.
3-6-3 Kitano Niiza-Shi Saitama, 352-8666 JAPAN
Attn: Katsumi Kawashima; Masanobu Todoroki
Email: [***]

With a copy to:

Jones Day
1755 Embarcadero Road
Palo Alto, CA 94303
Attn: Jeremy Cleveland
Email: [***]

(c)   Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(d)   Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. All judicial proceedings brought against any party arising out of or relating to this Agreement, or any obligations hereunder, shall be brought in any state or federal court having jurisdiction in the State of Delaware.

(e)   Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, EACH TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(f)   Entire Agreement; Amendment. This Agreement and each Transaction Document constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(g)   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(h)   Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(i)   Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction.

(j)   Public Announcements. Other than in connection with the Financing Transactions, the parties hereto agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. The parties hereto agree that the initial press release to be issued with respect to the execution of this Agreement shall be in the form agreed to in advance by the Company and Seller.

15.       Definitions.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing” means each of the First Closing and the Second Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Facilitation Fee” means $35,000,000.

“First Closing Repurchased Shares” means a number of Common Shares equal to (i) the net proceeds to the Company from the Registered Equity Offering, divided by (ii) the Net Public Offering Price Per Share, which number of Common Shares shall be designated in writing by the Company to Seller prior to the First Closing.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Lien” means any mortgage, lien, pledge, charge, security interest, licenses, restrictions on transfer (other than restrictions on transfer arising under applicable securities laws), encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Second Closing Repurchased Shares” means the number of Common Shares equal to (i) the Repurchased Shares minus (ii) the First Closing Repurchased Shares.

“Transaction Documents” means this Agreement, the Stockholders Agreement and any other agreement, deed of transfer or certificate entered into or delivered in connection with the consummation of the transactions contemplated by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

ALLEGRO MICROSYSTEMS, INC.

By:	/s/ Vineet Nargolwala
	Name:	Vineet Nargolwala
	Title:	President and Chief Executive Officer

SANKEN ELECTRIC CO., LTD.

By:	/s/ Hiroshi Takahashi
	Name:	Hiroshi Takahashi
	Title:	Representative Director, President

[Signature Pages to Share Repurchase Agreement]